UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

(800) 326-5789

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On December 30, 2005 HickoryTech Corporation entered into a $160 million Credit Facility with Wachovia Bank, National Association, as administrative agent, CoBank, as syndication agent, US Bank as documentation agent and a consortium of other lenders.  The new $160 million Credit Facility consists of revolving loans up to $30 million, Term Loans B of $110 million, and a Term Loan C of $20 million.  HickoryTech Corporation, certain financial institutions and Wachovia Bank (formerly known as First Union, National Bank), as administrative agent, were party to the Second Amended and Restated Credit Agreement dated September 21, 2000, the terms of which provided HickoryTech Corporation with a $125 million revolving facility and a $100 million term loan facility.  Since the September 2000 Credit Facility’s inception the agreement went through several amendments, changes, and planned facility amortizations.

At the closing of the Credit Facility, HickoryTech Corporation borrowed approximately $142 million of the commitments under the term loans and revolving facility.  The proceeds were used to repay the outstanding obligations under the previous Credit Facility, pay fees and expenses associated with the new Credit Facility, and for the acquisition of Enventis Telecom, Inc. from Minnesota Power Enterprises, Inc., a subsidiary of Allete Inc.

Under the terms of the Credit Facility, HickoryTech Corporation is required to make quarterly payments on the outstanding principal of the Term Loans beginning March 31, 2006.  Under the terms of Term Loan B, HickoryTech Corporation is required to make quarterly payments of $275,000 on the aggregate principal amount beginning March 31, 2006 through December 31, 2011 with the remainder of the aggregate principal due in two payments on March 31, 2012 and June 30, 2012.  Under the terms of Term Loan C, HickoryTech Corporation is required to make quarterly payments of $50,000 on the aggregate principal amount beginning March 31, 2006 through December 31, 2012 with the remainder of the aggregate principal due in two payments on March 31, 2013 and June 30, 2013.  Under the terms of the Revolving Credit Facility, any outstanding principal is payable in full on December 30, 2011.

Under the terms of the Credit Facility, HickoryTech Corporation is also permitted to incur, provided that no default exists and that the company shall be in pro forma compliance with the financial covenants of the Credit Facility, additional indebtedness in the form of up to three incremental term loans in an aggregate principal amount not to exceed $30 million.  Such facilities shall be pari passu with all other outstanding obligations under the Credit Facility and shall be entitled, among other things, to share in the collateral to the same extent as all other outstanding obligations under the Credit Facility.

Under the Credit Facility, interest will be payable at an applicable margin in excess of a prevailing pricing level.  The prevailing pricing level will be based on either a Base Rate, or LIBOR Rate Loans, or Rural Telephone Finance Corporation (RTFC) rate tables. The prevailing rate for Base Rate Loans is the higher of Prime Rate or the Federal Funds Rate plus 0.5%.  The prevailing rate for LIBOR Rate Loans will be based on a formula tied to the Eurodollar Rate. The RTFC rate tables are established based on RTFC policies, and change from time to time.

The applicable margin for Revolving Credit Facility, Term Loan B, and Term Loan C will be determined quarterly based on the leverage ratio of HickoryTech Corporation.  The Credit Facility also provides for an annual fee on any undrawn commitment of the Revolving Credit Facility, payable quarterly.  The Credit Facility requires HickoryTech Corporation to enter into or maintain in effect hedge agreements on at least 50% of the facility’s outstanding balance, to manage the company’s exposure to interest rate fluctuations.

The Credit Facility requires HickoryTech Corporation to make mandatory prepayments from net proceeds of the issuance or incurrence of additional debt, with certain exceptions, and to make prepayments from the proceeds of certain asset dispositions subject to certain reinvestment rights.  HickoryTech Corporation is also required to make mandatory prepayments in an amount equal to 50% net proceeds of any equity securities offering subject to certain exceptions.

The Credit Facility contains customary affirmative and negative covenants and restrictions on the operations of the company and its current subsidiaries and on their ability to engage in certain activities, including, but not limited to:

•      Limitations on incurrence of liens and indebtedness

•      Limitations on liquidations, consolidations, mergers, sales of assets, sale and lease-back transactions; guaranties; transactions with affiliates; investments; and acquisitions; and

•      Restrictions on dividends and distributions on, and redemptions and repurchases of capital stock, and other similar distributions

In addition, HickoryTech Corporation is required to comply with specified financial ratios and tests applicable to the company and its current subsidiaries, including:

•      Maximum Leverage Ratio

•      Minimum Interest Coverage Ratio

•      Maximum Capital Expenditures

HickoryTech Corporation’s obligations under the Credit Facility are secured by:

•      A first-priority lien on all property and assets, tangible and intangible, of HickoryTech Corporation and its current subsidiaries, including, but not limited to, accounts receivable, inventory, equipment, intellectual property

•      General intangibles, cash and proceeds of the foregoing

•      A first-priority pledge of the capital stock of HickoryTech Corporation’s current subsidiaries

HickoryTech Corporation’s current subsidiaries have guaranteed its obligations under the Credit Facility, which guaranties are secured by first-priority liens substantially similar to those of HickoryTech Corporation.  The Credit Facility contains customary events of default, including, but not limited to, defaults relating to failure to pay principal and interest when due; breach of representations, warranties and covenants (including, but not limited not, the financial covenants); cross defaults and cross acceleration to other indebtedness, in an aggregate principal amount exceeding $1 million with respect to HickoryTech Corporation or any of its subsidiaries, events relating to bankruptcy, insolvency and reorganization; judgments for payments in excess of $1 million; actual or asserted invalidity of security; and a change of control of HickoryTech Corporation.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

4.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of 30th day of December, 2005 by and among HICKORYTECH CORPORATION, a Minnesota corporation (the “Borrower”), the Lenders who are or may become a party to this Agreement, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  December 30, 2005

HICKORY TECH CORPORATION

By:	/s/ John E. Duffy
Name: John E. Duffy
Title: Chief Executive Officer

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of 30th day of December, 2005 by and among HICKORYTECH CORPORATION, a Minnesota corporation (the “Borrower”), the Lenders who are or may become a party to this Agreement, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.